EXHIBIT 23.1

We have issued our report dated December 3, 1999 accompanying the consolidated financial statements of Commodore Holdings Limited and Subsidiaries appearing in the 1999 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended September 30, 1999 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Miami, Florida
June 19, 2000